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                                                                    EXHIBIT 99.3

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

------------------------------------------------------x
AIMEE DECHTER,                                        :
                                                      :
                            Plaintiff,                :
                                                      :
         -against-                                    : Civil Action No. 15722NC
                                                      :
EDWARD D. TWEDDELL, RICHARD                           :
F. MOLDIN, ALAN G. MCGREGOR,                          :
JOSEPH C. MINIO, BRUCE C. TULLY,                      :
WILLIAM R. GRIFFITH, FAULDING INC.                    :
FH FAULDING & CO., LIMITED                            :
and FAULDING HOLDINGS INC.                            :
                                                      :
                           Defendants.                :
------------------------------------------------------x

                             CLASS ACTION COMPLAINT

                  Plaintiff alleges the following upon information and belief, except for those allegations which pertain to plaintiff, which allegations are based upon personal knowledge:

                                   THE PARTIES

                  1. Plaintiff is the owner of shares of common stock of Faulding Inc. ("Faulding" or the "Company"), and has been the owner continuously of such shares since prior to the wrongs complained of herein.

                  2. Faulding is a corporation duly existing and organized under the laws of the State of Delaware, with its principal executive offices located at 200 Elmora Avenue, Elizabeth, New Jersey 07207. Faulding is in the business of developing,

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manufacturing, and selling generic drugs. Faulding's products include antibiotics, cardiovascular drugs, anti-inflammatories, analgesics, injectable drugs, dispensing devices, and anti-cancer drugs.

                  3. Defendant FH Faulding & Co., Limited ("FHF") is an Australian pharmaceutical company that, through its subsidiary, defendant Faulding Holdings Inc., currently owns approximately 62% of the common stock of Faulding, or approximately 73% on a fully diluted basis.

                  4. Defendants Edward D. Tweddell, Richard F. Moldin, Alan G. McGregor, Joseph C. Minio, Bruce C. Tully, and William R. Griffith are and were at all relevant times directors of Faulding and owe fiduciary duties of good faith, care, fair dealing, loyalty, and candor to the public shareholders of Faulding. FHF, as majority shareholder of Faulding, owes the same duties to Faulding public shareholders.

                  5. Defendant Tweddell is and was at all relevant times Chairman of the Board of Directors and a director of the Company. Tweddell is also Chief Executive Officer and a director of FHF.

                  6. Defendant Molding is and was at all relevant times President, Chief Executive Officer, and a director of the Company.

                  7. Defendant McGregor is and was at all relevant times a director of the Company. McGregor is also Chairman of the Board of Directors and a director of FHF.



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                  8. Defendant Griffith is and was at all relevant times
Secretary and a director of the Company. Griffith is a member of the law firm that is the Company's outside legal counsel and the primary United States counsel to FHF.

                            CLASS ACTION ALLEGATIONS

                  9. Plaintiff brings this action pursuant to Rule 23 of the Rules of the Court of Chancery on behalf of herself and all other stockholders of the Company, and their transferees and their successors in interest, who are threatened with injury by the wrongful acts of defendants as further described herein (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any of the defendants.

                  10. This action is properly maintainable as a class action for the following reasons:

                      (a) The Class is so numerous that joinder of all members is impracticable. While the exact number of class members is unknown to plaintiff at this time and can only be ascertained through appropriate discovery, there are more than 15 million shares of Faulding common stock outstanding held by approximately 472 shareholders or record. The holders of these shares are believed to be geographically dispersed throughout the United States. Faulding common stock is listed and actively traded on the NASDAQ National Market System;

                      (b) There are questions of law and fact which are common to members of the Class including, inter alia, the following:

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                          (i) whether defendants have engaged in conduct
constituting unfair dealing to the detriment of the Class;

                          (ii) whether the proposed transaction is grossly
unfair to the Class; and

                          (iii) whether plaintiff and the other members of the
Class would be irreparably damaged were the transaction complained of herein consummated;

                      (c) The claims of plaintiff are typical of the claims of the other members of the Class and plaintiff has no interest that is adverse or antagonistic to the interests of the Class; and

                      (d) Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

                             SUBSTANTIVE ALLEGATIONS

                  11. Faulding's financial condition has improved and its future growth is expected to increase as well. By way of example, on February 12, 1997, Bloomberg News Service reported that defendant Moldin, in conjunction with announcing the financial results for the second quarter of fiscal 1997, ending December 31, 1996, stated:

                          We have made steady progress since our
                      restructuring last year, and Faulding now is
                      poised for greater sales and profits because of the record number of new products that it has moving through the pipeline at the Food and Drug
                      Administration into the marketplace. . . .


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                          Faulding currently has 14 new generic drug and
                      medical device products on file with the FDA. Since last November, we have received FDA approval to market three new products: clonazepam tablets, Safe-Connect(TM) valve, iopamidol injection plus the first and so far, only tentative approval for etodolac tablets. Three of these are expected to be commercialized in the next month . . . .

                  12. On April 30, 1997, Bloomberg News Service reported Faulding's third quarter results for fiscal 1997. For that period, the Company had net sales of $25.2 million and net income of $1.5 million, compared with sales of $18.5 million and a net loss of $2.1 million for the same quarter in 1996. Defendant Moldin again commented:

                          Faulding has continued to deliver on its promise
                      of greater sales and profits since its restructuring in early 1996. This quarter's success was a direct result of the commercial launch of two new oral products . . . . Our new management team's competence
                      in timely drug development and regulatory approvals now compares very favorably to the best in the industry . . . .

                          We have proved that we can survive in the most
                      challenging of competitive environments, but must continue to move forward aggressively in order to fulfill the commitment we have made to our shareholders.

                  13. On June 3, 1997, it was announced that FHF had offered to acquire the remaining shares of Faulding that it does not already own for $12 per share in cash (the "Buyout Transaction").

                  14. The purpose of the Buyout Transaction is to enable FHF to acquire one hundred (100%) percent equity ownership of Faulding and its valuable assets for its own benefit at the expense of Faulding's public stockholders who will be deprived of their

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equity investment and the benefits thereof including, among other things, the expected growth in the Company's profitability.

                  15. The price of $12 cash per share to be paid to class members is unfair and grossly inadequate because, among other things:

                      (a) the intrinsic value of Faulding's common stock is materially in excess of the amount offered for its securities, giving due consideration to the Company's recent operating results, the recent market price of the Company's stock and Faulding's present and projected net asset value, cash flow, and profitability;

                      (b) analysts following Faulding have projected Faulding's continued profitability over the next few years, a continuation of the increase in revenues and earnings per share for 1995 and 1996;

                      (c) because FHF has an overwhelming controlling interest in the Company's common stock, no third party will likely bid for Faulding. Thus, FHF will be able to proceed with the Buyout Transaction without an auction or other type of market check to maximize value for Faulding's public shareholders; and

                      (d) FHF timed the announcement of the Buyout Transaction to place an artificial lid or cap on the market price for Faulding's stock to enable FHF to acquire the minority stock at the lowest possible price.

                  16. By reason of their positions with Faulding and FHF's controlling ownership of the Company, defendants are in possession of non-public information concerning the financial condition and prospects of Faulding, and especially the true

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value and expected increased future value of Faulding and its assets, which they have not disclosed to Faulding's public stockholders.

                  17. The proposed Buyout Transaction is wrongful, unfair and harmful to Faulding's minority public stockholders, and represents an effort by defendants to aggrandize FHF's financial position and interests at the expense of and to the detriment of class members. The Buyout Transaction is an attempt to deny plaintiff and the other members of the Class their right to share proportionately in the true value of Faulding's valuable technology, future growth in profits, earnings and dividends, while usurping the same for the benefit of FHF on unfair and inadequate terms.

                  18. Defendants, in failing to disclose the material non-public information in their possession as to the value of Faulding's technology, the full extent of the future earnings potential of Faulding and its expected increase in profitability, have breached and are breaching their fiduciary duties to the members of the Class.

                  19. As a result of defendants' unlawful actions, plaintiff and the other members of the Class will be damaged in that they will not receive their fair portion of the value of Faulding assets and business and will be prevented from obtaining the real value of their equity ownership of the Company.

                  20. Unless the proposed Buyout Transaction is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to the plaintiff and the members of the Class, will not engage in arm's-length negotiations on the merger terms, and will consummate and close the proposed merger complained of, to the irreparable harm of the members of the Class.

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                  21. Plaintiff and other Class members are immediately
threatened by the acts and transactions complained of herein, which if effectuated and continued, will cause irreparable injury to them, in that the defendants' duties to act in the entire best interests of the shareholders have and will continue to be violated as a result of the actions described above which will cause Faulding shareholders significant impairment of their rights as stockholders of the Company.

                  22. Absent injunctive relief, plaintiff and the other members of the Class have been and will be damaged in that they have not and will not receive their fair proportion of the value of Faulding's assets and businesses, and have been and will be prevented from enhancing the value of their shares of the Company's common stock.

                  23. Plaintiff and the other members of the Class have no adequate remedy at law.

                  WHEREFORE, plaintiff demands judgment as follows:

                      (a) declaring this action to be a proper class action and certifying plaintiff as representative of the Class;

                      (b) granting preliminary and permanent injunctive relief against consummation of the Buyout Transaction as described herein;

                      (c) in the event the Buyout Transaction is consummated, rescinding the Buyout Transaction or awarding rescissory damages to the Class;

                      (d) ordering defendants, jointly and severally, to account to plaintiff and other members of the Class for all damages suffered and to be suffered by them as a result of the acts and transactions alleged herein;

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                      (e) awarding plaintiff the costs and disbursements of the
action including allowances for plaintiff's reasonable attorneys' and experts' fees; and

                      (f) granting such other and further relief as the Court may deem just and proper.

                                                  ROSENTHAL, MONHAIT, GROSS
                                                    & GODDESS, P.A.


                                              By: ______________________________
                                                  Suite 1401, Mellon Bank Center
                                                  P.O. Box 1070
                                                  Wilmington, DE 19899
                                                  Attorneys for Plaintiff


OF COUNSEL:

WOLF POPPER LLP
845 Third Avenue
New York, New York 10022
(212) 759-4600



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                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY


AIMEE DECHTER,                          :  CIVIL ACTION NO. 15722-NC
                         Plaintiff,     :
                                        :  SUMMONS PURSUANT
VS.                                     :  TO 10 DEL.C. Sec. 3114
                                        :        ------
                                        :
EDWARD D. TWEDDELL, RICHARD F. MOLDIN,  :
ALAN G. MCGREGOR, JOSEPH C. MINIO,      :
BRUCE C. TULLY, WILLIAM R. GRIFFITH,    :
FAULDING INC., FH FAULDING & CO.,       :
LIMITED, and FAULDING HOLDINGS INC.,    :
                                        :
                         Defendants.    :



TO THE SPECIAL PROCESS SERVER

YOU ARE COMMANDED:

         To Summon the above named individual defendants by service pursuant to 10 Del.C. Sec. 3114 upon Faulding Inc., a Delaware corporation, by serving its registered agent United Corporate Services Inc., which is designated for service of process in Delaware, so that within the time required by law, such defendants shall serve upon Joseph A. Rosenthal, Esq., plaintiff's attorney whose address is P.O. Box 1070 Wilmington, DE 19899-1070 an answer to the complaint.

         To serve upon defendants a copy hereof, of the complaint, and of a statement of plaintiff filed pursuant to Chancery Court Rule 4(dc)(1).

TO THE ABOVE NAMED DEFENDANTS:

         In case of your failure, within the time permitted by 10 Del.C. Sec. 3114*, to serve on plaintiff's attorney named above an answer to the complaint, judgment by default may be rendered against you for the relief demanded in the complaint.

Dated            June 5, 1997                         /s/ Diane M. Kempski
      --------------------------------------------    --------------------
                                                      Register in Chancery

*The text of 10 Del.C. Sec. 3114 is set out on the reverse of this Summons
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CIVIL ACTION NO. 15722-NC

AIMEE DECHTER,

                 Plaintiff


          vs.

EDWARD D. TWEDDELL, ET AL,

                 Defendant

           SUMMONS

1. Edward D. Tweddell
2. Richard F. Moldin
3. Alan G. McGregor
4. Joseph C. Minio
5. Bruce C. Tully
6. William R. Griffith
   by serving the registered agent for
   Faulding Inc.:

  United Corporate Services Inc.
  15 East North Street
  Dover, DE 19901

  pursuant to 10 Del.C.ss.3114
                ------

  SERVICE TO BE COMPLETED BY
  SPECIAL PROCESS SERVER

Sec. 3114. Service of process on non-resident, directors, trustees of members of the governing body of Delaware corporations.
      (a) Every non-resident of this State who after September, 1977, accepts Election or appointment as a director, trustee or member of the governing body of a corporation organized under the laws of this State of who after June 30, 1978, serves in such capacity and every resident of this State who so accepts election or appointment of serves in such capacity and thereafter removes his residence from this State shall, by such acceptance or by such service, be deemed thereby to have consented to the appointment of the registered agent of such corporation (or, if there is none, the Secretary of State) as his agent upon whom service of process may be made in all civil actions or proceedings brought in this State, by or on behalf of, or against such corporation, in which such director, trustee or member is a necessary or proper party, or in any action or proceeding against such director, trustee or member for violation of his duty in such capacity, whether or not he continues to serve as such director, trustee or member at the time suit is commenced. Such acceptance of service as such director, trustee or member shall be a signification of the consent of such director, trustee or member that any process when so served shall be of the same legal force and validity as if served upon such director, trustee or member within this State and such appointment of the registered agent (or, if there is none, the Secretary of State) shall be irrevocable.
      (b) Service of process shall be effected by serving the registered agent (or, if there is none, the Secretary of State) with 1 copy of such process in the manner provided by law for service of writs of summons. In addition, the Prothonotary or the Register in Chancery of the court in which the civil action or proceeding is copies of the process, together with a statement that service is being made pursuant to this section, addressed to such director, trustee or member at the corporation's principal Place of business and at his residence address as the same appears on the records of the Secretary of State, or, if no such residence address appears, at his address last known to the party desiring to make such service.
      (c) In any action in which any such director, trustee of member has been served with process as hereinabove provided, the time in which a defendant shall be required to appear and file a responsive pleading shall be computed from the 2 date of mailing by the Prothonotary of the Register in Chancery as provided in subsection b) of this section; however, the court in which such action has been commenced may order such continuance of continuances as may be necessary to afford such director, trustee of member reasonable opportunity to defend the action.
      (d) Nothing herein contained limits or affects the rights to seve process in any other manner now or ehreafter provided by law. This section is an extension of and not a limitation upon the right otherwise existing of service of legal process upon non-residents.
      (e) The Court of Chancery and the Superior Court may make all necessary rules respecting the form of process, the manner of issuance and return thereof and such other rules which may be necessary to implement this section and are not inconsistent with this section (61 Del. Laws, c. 119 Sec.1)